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                                                               Exhibit 4.20

                              CONSENT AND AMENDMENT

     This Consent and Amendment (this "CONSENT") is dated as of the 4th day of June, 2002, and is made by and among by and among Electric City Corp., a Delaware corporation (the "COMPANY"), Newcourt Capital USA Inc., a Delaware corporation "NEWCOURT"), EP Power Finance L.L.C., a Delaware limited liability company ("EP POWER"), Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation ("MSDW"), Originators Investment Plan, L.P., a Delaware limited partnership ("OIP"), Duke Capital Partners, LLC, a Delaware limited liability company ("DUKE"), Leaf Mountain Company, LLC, an Illinois limited liability company ("LEAF MOUNTAIN"), Newcourt Capital Securities, Inc., a Delaware corporation (the "PLACEMENT AGENT") and Richard P. Kiphart, an individual ("KIPHART").

                              W I T N E S S E T H:

     WHEREAS, Newcourt, EP Power, MSDW, OIP, Duke (collectively, the "INITIAL SERIES A HOLDERS"; the Initial Series A Holders and Leaf Mountain are collectively referred to herein as the "SERIES A HOLDERS") and the Company are parties to that certain Securities Purchase Agreement, dated as of July 31, 2001 (as it may be amended from time to time, the "SECURITIES PURCHASE AGREEMENT"), whereby the Company sold and the Initial Series A Holders bought 1,600,000 shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "SERIES A PREFERRED STOCK"), together with warrants to purchase 400,000 additional shares of the Series A Preferred Stock (the "INITIAL SERIES A PREFERRED STOCK WARRANTS"), 320,868 shares of the Company's common stock, par value $0.0001 per share (the "COMMON STOCK") and warrants to purchase 3,000,000 additional shares of the Common Stock (the "INITIAL SERIES A HOLDERS' COMMON STOCK WARRANTS"); and

     WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement, the Company issued to the Placement Agent warrants to purchase 3,314,830 shares of the Common Stock (the "PLACEMENT AGENT WARRANTS")

     WHEREAS, Leaf Mountain and the Company are parties to that certain Securities Purchase Agreement dated as of November 29, 2001 (as it may be amended from time to time, the "ADDITIONAL SECURITIES PURCHASE AGREEMENT"), whereby the Company sold and Leaf Mountain bought 300,000 shares of the Series A Preferred Stock, together with warrants to purchase 75,000 additional shares of the Series A Preferred Stock (the "LEAF MOUNTAIN SERIES A PREFERRED STOCK WARRANTS"), 45, 122 shares of the Common Stock and warrants to purchase 421,875 additional shares of the Common Stock (the "LEAF MOUNTAIN COMMON STOCK WARRANTS"); and

     WHEREAS, Kiphart and the Company are parties to that certain Securities Purchase Agreement dated as of May 31, 2002 (as it may be amended from time to time, the "SERIES C SECURITIES PURCHASE AGREEMENT"), whereby the Company has agreed to issue and sell to Kiphart and Kiphart has agreed to purchase from the Company 200,000 shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share (the "SERIES C PREFERRED STOCK"), together with warrants to purchase 50,000 additional shares of the Series C Preferred Stock (the

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"SERIES C PREFERRED STOCK WARRANTS"), 30,082 shares of the Common Stock, and warrants to purchase 281,250 additional shares of the Common Stock (the "KIPHART COMMON STOCK WARRANTS") (the sale by the Company to Kiphart of such shares of Series C Preferred Stock and Common Stock, Series C Preferred Stock Warrants and Kiphart Common Stock Warrants, and the consummation of the other transactions contemplated by the Series C Securities Purchase Agreement, are collectively referred to herein as the "SERIES C TRANSACTIONS"); and

     WHEREAS, it is a condition precedent to the obligation of the Company and Kiphart to consummation of the Series C Transactions that the parties hereto enter into this Consent and the Series A Holders and the Placement Agent desire to induce Kiphart to purchase and the Company to sell such securities and to consummate the Series C Transactions and accordingly are willing to enter into this Consent;

     NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

     1.   CONSENTS AND WAIVERS.

     (a) Each of the Initial Series A Holders hereby (i) consents to the Company and Kiphart entering into the Series C Securities Purchase Agreement and to the consummation of the transactions contemplated thereby; (ii) waives any pre-emptive rights of such Initial Series A Holder in respect to the Series C Transactions; (iii) waives any default under the Securities Purchase Agreement, the Initial Series A Preferred Stock Warrants, the Initial Series A Holders' Common Stock Warrants and the other "Transaction Documents" (as defined in the Securities Purchase Agreement) arising from consummation of the Series C Transactions or by reason thereof; and (iv) agrees that such event shall not be deemed to give rise to any adjustments pursuant to Section 2 of the Initial Series A Preferred Stock Warrants or Section 2 of the Initial Series A Holders' Common Stock Warrants.

     (b) The Placement Agent hereby (i) consents to the Company and Kiphart entering into the Series C Securities Purchase Agreement and to the consummation of the transactions contemplated thereby; (ii) waives any pre-emptive rights of the Placement Agent in respect to the Series C Transactions; (iii) waives any default under the Placement Agent Warrants arising from consummation of the Series C Transactions or by reason thereof; and (iv) agrees that such event shall not be deemed to give rise to any adjustments pursuant to Section 2 of Placement Agent Warrants.

     (c) Leaf Mountain hereby (i) consents to the Company and Kiphart entering into the Series C Securities Purchase Agreement and to the consummation of the transactions contemplated thereby; (ii) waives any pre-emptive rights of Leaf Mountain in respect to the Series C Transactions; (iii) waives any default under the Additional Securities Purchase Agreement, the Leaf Mountain Series A Preferred Stock Warrants, the Leaf Mountain Common Stock Warrants and the other "Transaction Documents" (as defined in the Additional Securities Purchase Agreement) arising from consummation of the Series C Transactions or by reason

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thereof; and (iv) agrees that such event shall not be deemed to give rise to any adjustments pursuant to Section 2 of the Leaf Mountain Series A Preferred Stock Warrants or Section 2 of the Leaf Mountain Common Stock Warrants.

     2. AMENDMENT OF EXISTING INVESTORS' COMMON STOCK WARRANTS. Collectively, the Initial Series A Holders' Common Stock Warrants, the Placement Agent Warrants and the Leaf Mountain Common Stock Warrants are referred to herein as the "EXISTING INVESTORS' COMMON STOCK WARRANTS". Each of the Series A Holders, the Placement Agent and the Company hereby agree that, effective upon closing under the Series C Securities Purchase Agreement, the respective Existing Investors' Common Stock Warrants of each of the Series A Holders and the Placement Agent shall each be amended as follows:

     (a) Section 2(a)(vi) shall be amended and restated in its entirety as follows:

               (vi) ADJUSTMENT TO DETERMINATION OF EXERCISE PRICE. When making the calculations and determinations described in this Section 2(a), there shall not be taken into account (A) the issuance of Common Stock upon the exercise of options or warrants outstanding on the Issue Date or issued pursuant to the Additional Securities Purchase Agreement or the Series C Securities Purchase Agreement, (B) the issuance of Common Stock upon the conversion of the Series A Preferred Stock of the Company, (C) the issuance of Common Stock upon the conversion of the Series C Preferred Stock of the Company, (D) the issuance of Common Stock upon exercise of the Warrants evidenced by this Warrant Certificate, any other warrants to purchase Common Stock issued pursuant to the Securities Purchase Agreement, or the Placement Agent Warrants (as defined in the Securities Purchase Agreement), (E) the issuance of Series A Preferred Stock upon exercise of the Series A Preferred Stock Warrants or as dividends upon shares of the Series A Preferred Stock, (F) the issuance of Series C Preferred Stock upon exercise of the Series C Preferred Stock Warrants or as dividends upon shares of the Series C Preferred Stock, (G) the issuance of 320,868 shares of Common Stock pursuant to the Securities Purchase Agreement,
          (H) the issuance of 45,122 shares of Common Stock pursuant to the Additional Securities Purchase Agreement, and (I) the issuance of 30,082 shares of Common Stock pursuant to the Series C Securities Purchase Agreement.

     (b)  Section 2(b) shall be amended and restated in its entirety as follows:

               (b) SUBDIVISION; COMBINATION OF STOCK OR STOCK DIVIDENDS. In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, by split or otherwise, or issue additional shares of Common Stock as a dividend (other than (i) a dividend in accordance with Section 3 of the Series A Certificate of Designations in respect of the Series A Preferred Stock, or (ii) a dividend in accordance with Section 3 of the Series C Certificate of Designations in respect of the Series C Preferred Stock), or make

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          any other distribution upon any class or series of stock payable in shares of Common Stock or Convertible Securities, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and, conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

     (c) Section 13 shall be amended by the addition thereto of the following additional definitions:

          "ADDITIONAL SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement, dated November 29, 2001, by the Company and Leaf Mountain Company, an Illinois limited liability company, as the same may be amended, modified or otherwise supplemented from time to time in accordance with its terms with the consent of the Holder.

          "SERIES A CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Convertible Preferred Stock of the Company, as filed with the Secretary of State of Delaware.

          "SERIES A INVESTORS" means, collectively, Newcourt Capital USA Inc., a Delaware corporation, EP Power Finance L.L.C., a Delaware limited liability company, Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation, Originators Investment Plan, L.P., a Delaware limited partnership, Duke Capital Partners, LLC, a Delaware limited liability company, and Leaf Mountain Company, LLC, an Illinois limited liability company. "SERIES A INVESTOR" means any of such entities.

          "SERIES A PREFERRED STOCK" means shares of the Company's Series A Convertible Preferred Stock, $0.01 par value per share, issued pursuant to the Securities Purchase Agreement or the Additional Securities Purchase Agreement, or issued pursuant to the Series A Preferred Stock Warrants, or issued as dividends upon shares of the Series A Preferred Stock issued pursuant to the Securities Purchase Agreement or the Additional Securities Purchase Agreement or the Series A Preferred Stock Warrants.

          "SERIES A PREFERRED STOCK WARRANTS" means those certain warrant certificates to purchase shares of Series A Preferred Stock which have been issued by the Company to the Series A Investors pursuant to the Securities Purchase Agreement or the Additional Securities Purchase Agreement, as such warrant certificates may be amended or modified with the consent of the Holder and in effect from time to time.

          "SERIES C CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series C Convertible

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     Preferred Stock of the Company, as filed with the Secretary of State of
     Delaware.

          "SERIES C PREFERRED STOCK" means shares of the Company's Series C Convertible Preferred Stock, $0.01 par value per share, issued pursuant to the Series C Securities Purchase Agreement, or issued pursuant to the Series C Preferred Stock Warrants, or issued as dividends upon shares of the Series C Preferred Stock issued pursuant to the Series C Securities Purchase Agreement or the Series C Preferred Stock Warrants.

          "SERIES C PREFERRED STOCK WARRANTS" means those certain warrant certificates to purchase shares of Series C Preferred Stock which have been issued by the Company to Richard P. Kiphart pursuant to the Series C Securities Purchase Agreement, as such warrant certificates may be amended or modified with the consent of the Holder and in effect from time to time.

          "SERIES C SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement, dated May 31, 2002, by the Company and Richard P. Kiphart, as the same may be amended, modified or otherwise supplemented from time to time with the consent of the Holder.

     3. ATTACHING OF CONSENT TO EXISTING INVESTORS' COMMON STOCK WARRANTS. Each of the Series A Holders and the Placement Agent hereby agrees that a copy of this Consent shall be attached to and maintained with the Existing Investors' Common Stock Warrants held by such Series A Holder or the Placement Agent, as applicable and, upon request therefore, the Company shall be provided with evidence of such action having been taken.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY                                  HOLDERS

ELECTRIC CITY CORP.,                     NEWCOURT CAPITAL USA INC.,
a Delaware corporation                   a Delaware corporation


By: /s/ John Mitola                      By:      /s/ Guy A. Piazza
   -------------------------------          ---------------------------------
Name: John Mitola                        Name:    Guy A. Piazza
Title: Chief Executive Officer                -------------------------------
                                         Title:   Senior Vice President
                                               ------------------------------


                                         EP POWER FINANCE, L.L.C.,
                                         a Delaware limited liability company


                                         By:      /s/ Gar Seifullin
                                            ---------------------------------
                                         Name:    Gar Seifullin
                                              -------------------------------
                                         Title:   Managing Director
                                               ------------------------------


                                         MORGAN STANLEY DEAN WITTER
                                         EQUITY FUNDING, INC., a Delaware
                                         corporation


                                         By:      /s/ James M. Wilmott
                                            ---------------------------------
                                         Name:    James M. Wilmott
                                              -------------------------------
                                         Title:   Vice President
                                               ------------------------------


                                         ORIGINATORS INVESTMENT PLAN,
                                         L.P., a Delaware limited partnership

                                         By: MSDW OIP Investors, Inc., its
                                               general partner


                                         By:     /s/ James M. Wilmott
                                            ---------------------------------
                                         Name:   James M. Wilmott
                                              -------------------------------
                                         Title:  Vice President
                                               ------------------------------

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                                         DUKE CAPITAL PARTNERS, LLC,
                                         a Delaware limited liability company


                                         By:     /s/ Gerald J. Stalun
                                            ---------------------------------
                                         Name:   Gerald J. Stalun
                                              -------------------------------
                                         Title:  EVP & Managing Director
                                               ------------------------------


                                         NEWCOURT CAPITAL SECURITIES,
                                         INC., a Delaware corporation


                                         By:     /s/ Guy A. Piazza
                                            ---------------------------------
                                         Name:   Guy A. Piazza
                                              -------------------------------
                                         Title:  Managing Director
                                               ------------------------------


                                         LEAF MOUNTAIN COMPANY, LLC,
                                         an Illinois limited liability company


                                         By:     /s/ John J. Jiganti
                                            ---------------------------------
                                         Name:   John J. Jiganti
                                              -------------------------------
                                         Title:  Manager
                                               ------------------------------


                                         /s/ Richard P. Kiphart
                                         ------------------------------------
                                         Richard P. Kiphart

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